EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Commercial Capital Bancorp, Inc. on Form S-8 of our report dated July 30, 2002, except for notes 11 and 19, as to which the date is September 4, 2002, appearing in the Company’s Registration Statement on Form S-1 (No. 333-99631).

/s/ KPMG LLP
KPMG LLP

Los Angeles, California
January 29, 2003